Exhibit 10.14

FORM OF SUBSCRIPTION AGREEMENT

This subscription agreement (the “Agreement”) is dated 8 April 2026 and entered into by and among:

i.	Einride AB (publ), reg. no. 559074-8926, Stadsgården 6, 116 45 Stockholm, Sweden (“Company”); and

ii.	Each of the investors listed on the signature pages hereto, severally and not jointly (each, an “Investor” and together, the “Investors”).

The Company and the Investors are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

1.	BACKGROUND AND COMMITMENTS

The Company and its subsidiary Einride Cayman Sub Limited have entered into a Business Combination Agreement, dated November 12, 2025 (the “BCA”), with the special purpose acquisition company Legato Merger Corp. III (the “Transaction”). In connection with the BCA and as part of the Transaction, the Company and the Investors have entered into a Subscription Agreement (the “PIPE Subscription Agreement”) whereby, in consideration of an aggregate subscription amount of USD [●] (the “PIPE Investment Commitment”), the Investors have undertaken to subscribe for American Depositary Shares (“ADSs”) representing [●] Ordinary Shares and warrants to purchase ADSs representing [●] Ordinary Shares in the Company on the terms and conditions set forth in the PIPE Subscription Agreement.

The Investors have agreed to pre-fund a portion of the PIPE Investment Commitment in an amount equal to USD [●] (the “Pre-Funding Commitment”) in accordance with the terms and conditions set forth in this Agreement.

2.	COMMITMENTS

i.	Each Investor hereby irrevocably undertakes to subscribe for that number of warrants (Sw. teckningsoptioner) to purchase Ordinary Shares in the Company (the “Pre-Funding Warrants”) for the subscription price, in each case, set forth opposite such Investor’s name on Schedule A attached hereto.

ii.	The Pre-Funding Warrants shall be issued pursuant the draft board resolution appended as Appendix 1 and be in the form of Appendix 1A attached hereto.

iii.	Subject to Section 3 (Conditions) the subscription for the Pre-Funding Warrants shall be consummated as soon as possible, on such date and at such time as is mutually agreed to by the Company and the Investors, but in any event no later than 13 April 2026 (the “Closing Date”).

iv.	In the event that the transactions contemplated by the PIPE Subscription Agreement are consummated, the Company’s obligation to deliver the number of Ordinary Shares issuable upon exercise of the Pre-Funding Warrants shall be deemed satisfied and discharged in full, when the financial instruments covered by the PIPE Subscription Agreement have been issued and the Investors have been entered into the Company’s shareholder register in respect of such financial instruments, and the Company shall have no further obligations hereunder.

3.	CONDITIONS

The consummation of the subscription for the Pre-Funding Warrants contemplated hereby is subject to the following conditions precedent:

i.	The Company’s board of directors shall resolve on the issuance of Pre-Funding Warrants pursuant the draft board resolution appended as Appendix 1.

ii.	The Company shall provide to each Investor a copy of the warrant register of the Company, evidencing the Investors as the holder of the Pre-Funding Warrants.

4.	REPURCHASE OF Pre-Funding WarrantS

i.	In the event that closing of the Transaction has not occurred on or prior to 8 September 2026, the Company hereby undertakes, to, no later than 30 September 2026, repurchase from each Investor the Pre-Funding Warrants held by such Investor at a price equal to the subscription price paid by such Investor for such Pre-Funding Warrants., in each case, as set forth on Schedule A. In case the Pre-Funding Warrants cannot be repurchased due to Chapter 17 §§ 3 and 4 of the Swedish Companies Act, or for any other reason, the Investors shall be compensated by the Company with the same amount whereupon the Investors undertakes not to exercise the Pre-Funding Warrants to subscribe for any Ordinary Shares.

5.	CONFIDENTIALITY

During the term of the Agreement and for three years thereafter, the Parties undertake not to disclose to third parties any information relating to the contents of the Agreement and any other information received by the Parties as a consequence of the Agreement, whether provided in writing or orally and irrespective of format (“Confidential Information”). The Parties undertake to use Confidential Information solely for the purpose of performing their obligations under the Agreement and for no other purpose. The recipient Party further agrees to take necessary measures to prevent its employees, subcontracting consultants, or other intermediaries from using or revealing Confidential Information to third parties and to use the same degree of care (but not less than reasonable care) to avoid disclosure or use of Confidential Information as the Party uses with respect to its own confidential and/or proprietary information.

The above shall not apply to such information which (i) at the time of disclosure or later, enters the public domain other than through breach of the Agreement; or (ii) was already available to the recipient Party or which it has developed in-house before the Agreement was entered into and which has not been obtained, directly or indirectly, through a breach of the Agreement.

This confidentiality undertaking does not prevent the Party from disclosing such information that the Party is obligated to disclose pursuant to law, court decision, or public authority order or agreement with an exchange or other marketplace. In the event a Party has an obligation to provide such information or an obligation is imposed, the Parties undertake to immediately notify the other Party, to the extent allowed by law. The Parties shall use their best efforts to ensure that information provided pursuant to this clause, to the extent possible, is treated as confidential by the recipient of the information.

6.	GOVERNING LAW AND JURISDICTION

i.	This Agreement shall be governed by the substantive law of Sweden.

ii.	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules for Expedited Arbitrations of the SCC Arbitration Institute.

iii.	The seat of arbitration shall be Stockholm, Sweden.

iv.	The language of the arbitration shall be English.

v.	The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not be disclosed to a third party without the prior consent by the other Party. Exceptions to the foregoing shall only apply to the extent that disclosure may be required of a Party due to mandatory law, an order of a competent court or public authority, or to protect, fulfil or pursue a legitimate legal right or obligation or to enforce or challenge an award.

(Signature pages follow)

Accepted and agreed as of the date first written above.

INVESTORS

[●]

Name:
Title:

Acknowledged and agreed by the Company.

EINRIDE AB (PUBL)

Name:
Title:

SCHEDULE A

Investor	Number of Pre-Funding Warrants Subscribed	Purchase Price for Pre-Funding Warrants

APPENDIX 1A

Form of Pre-Funding Warrant

(attached)

N.B. The English text is an unofficial translation.

Bilaga 1A

Appendix 1A

Villkor för teckningsoptioner avseende nyteckning av aktier i Einride AB (publ) av serie 2026:1

Terms and conditions of warrants to subscribe for new shares in Einride AB (publ) of series 2026:1

§ 1 Definitioner / Definitions

I föreliggande villkor ska följande benämningar ha den innebörd som angivits nedan.

In these terms and conditions, the following terms shall have the meanings stated below.

“Aktie”	stamaktie i Bolaget;
“Share”	common share in the Company;

“Bolaget”	Einride AB (publ), org.nr 559074-8926;
“Company”	Einride AB (publ), reg. no. 559074-8926;

“Innehavare”	innehavare av Optionsrätt med rätt till Teckning av nya Aktier;
“Holder”	any person who is a holder of a Warrant Certificate entitling to Subscription for new Shares;

“Optionsrätt”	rätt att teckna Aktie mot kontant betalning;
“Warrant”	the right to subscribe for new Shares in exchange for payment in cash;

“Teckning”	teckning av Aktier som sker med stöd av Optionsrätt; och
“Subscription”	subscription for new Shares exercised through a Warrant; and

“Teckningskurs”	den kurs till vilken Teckning av ny Aktie kan ske.
“Subscription Price”	the price at which Subscription for new Shares may take place.

§ 2 Optionsrätter / Warrants

Det sammanlagda antalet Optionsrätter uppgår till [●]. Optionsrätterna representeras av Optionsbevis. Optionsbevisen är ställda till viss man eller order. Innehavare ska registreras i ett särskilt teckningsoptionsregister som förs av och innehas av Bolaget. Teckningsoptionsregistret fungerar som teckningsoptionsbevis avseende samtliga Optionsrätter och Bolaget ska på begäran av en Innehavare tillhandahålla Innehavaren ett utdrag eller en kopia av teckningsoptionsförteckningen som utvisar Innehavarens innehav av Optionsrätter. Vid Teckning ska detta antecknas i teckningsoptionsregistret. Innehavare är skyldig att snarast möjligt underrätta Bolaget om försäljning eller annan överlåtelse av Optionsrätter, varefter Bolaget ska föra anteckning om detta och om ny innehavare i teckningsoptionsregistret.

The total number of Warrants shall be [●]. The respective Holder shall be entered into a special warrant register which is kept by and held by the Company. The warrant register serves as warrant certificate in respect of all Warrants and the Company shall upon request from a Holder provide to the Holder an excerpt or copy of the warrant register evidencing the Holders holding of Warrants. In the event of Subscription, this shall be noted in the warrant register. Holders are obliged to notify the Company as soon as possible of any sale or other transfer of Warrants, following which the Company shall enter a note regarding this and the new Holder in the warrant register.

§ 3 Rätt att teckna nya Aktier / Right to subscribe for new Shares

Innehavaren ska ha rätt att under perioden från och med det tidigare av i) vid genomförandet av en affär som innebär att Bolagets värdepapper, eller ADSs representerande sådana värdepapper, börjar handlas offentligt på New Nasdaq Stock Market och ii) 8 september 2026, till och med 31 mars 2030, eller till och med den tidigare eller senare dag som kan följa av § 8 nedan, för varje Optionsrätt teckna en ny Aktie. Teckningskursen ska motsvara kvotvärdet. Omräkning av Teckningskurs liksom av det antal nya Aktier som varje Optionsrätt berättigar till Teckning av, kan äga rum i de fall som framgår av § 8 nedan.

The Holder shall be entitled to subscribe for one new Share for each Warrant during the period commencing on the earlier of i) the completion of a transaction that results in the Company’s securities, or ADSs representing such securities, being publicly traded on the Nasdaq Stock Market and ii) 8 September 2026, up to and including 31 March 2030, or up to and including such earlier or later date as may follow from section 8 below. The Subscription Price shall be equal to the quota value. The Subscription Price, as well as the number of new Shares to which each Warrant entitles the Holder to Subscribe, may be recalculated in the cases set forth in section 8 below.

Bolaget ska vara skyldigt att om Innehavare så påkallar under ovan angiven tid, emittera det antal Aktier som avses med anmälan om Teckning.

Upon demand by a Holder during the period stated above, the Company shall be obliged to issue the number of Shares to which an application for Subscription relates.

§ 4 Teckning av Aktier / Subscription of Shares

Teckning sker genom skriftlig anmälan på teckningslista till Bolaget varvid antalet Optionsrätter som utnyttjas ska anges.

The Warrants may be exercised through a written application for Subscription to the Company, stating the number of Warrants which are to be exercised.

§ 5 Betalning / Payment

Vid Teckning ska betalning samtidigt erläggas kontant för det antal Aktier som Teckningen avser.

Simultaneously with the Subscription, payment in cash shall be made for the number of Shares to which the Subscription relates.

§ 6 Införande i aktiebok m.m. / Entry in the share register, etc.

Om Bolaget är Avstämningsbolag vid Teckning verkställs Teckning och tilldelning genom att de nya Aktierna interimistiskt registreras på Avstämningskonto genom Bolagets försorg. Sedan registrering hos Bolagsverket ägt rum, blir registreringen på Avstämningskonto slutgiltig.

In the event the Company is a Central Securities Depository Company at the time of Subscription, Subscription shall be effected through the Company ensuring the interim registration of the new Shares on a Central Securities Depository Account. Following registration at the Swedish Companies Registration Office, the registration on a Central Securities Depository Account shall become final.

Om Bolaget inte är Avstämningsbolag vid Teckningen, verkställs Teckning och tilldelning genom att de nya Aktierna tas upp i Bolagets aktiebok varefter registrering ska ske hos Bolagsverket.

In the event the Company is not a Central Securities Depository Company at the time of Subscription, Subscription shall be effected by the new Shares being entered as Shares in the Company’s share register and subsequently being registered at the Swedish Companies Registration Office.

§ 7 Rätt till vinstutdelning / Entitlement to dividends

Aktie som tillkommit på grund av Teckning medför i förekommande fall rätt till vinstutdelning första gången på närmast följande bolagsstämma efter det att Teckning verkställts.

Shares which are newly issued following Subscription shall, where relevant, entitle the holder to a dividend at the first general meeting following the date which occurs after Subscription is effected.

§ 8 Omräkning av Teckningskurs m.m. / Recalculation of Subscription Price, etc.

Genomför Bolaget någon av nedan angivna åtgärder gäller, beträffande den rätt som tillkommer Innehavare, vad som följer enligt nedan.

In the following situations, the following shall apply with respect to the rights which shall vest in Holders.

Inte i något fall ska dock omräkning enligt bestämmelserna i denna § 8 kunna leda till att Teckningskursen understiger kvotvärdet på Bolagets Aktier.

Recalculation according to the provisions in this section 8 shall under no circumstances cause the Subscription Price to be less than the quotient value of the Company’s Shares.

A. Fondemission / Bonus issue

Genomför Bolaget en fondemission ska en häremot svarande omräkning av Teckningskursen liksom antalet Aktier som varje Optionsrätt berättigar till ske. Omräkningarna, vilka utförs av Bolaget, ska ske enligt följande. Det omräknade antal Aktier som varje Optionsrätt berättigar till Teckning av ska motsvara det tidigare antal Aktier som Optionsrätten berättigade till Teckning av enligt § 3 omedelbart före fondemissionen multiplicerat med kvoten av antalet Aktier efter fondemissionen och antalet Aktier före fondemissionen. Den omräknade Teckningskursen ska motsvara Teckningskursen omedelbart före fondemissionen multiplicerat med kvoten av antalet Aktier före fondemissionen och antalet Aktier efter fondemissionen.

Where the Company carries out a bonus issue, a corresponding recalculation shall be undertaken in respect of the Subscription Price and the number of Shares to which each Warrant confers a right. The recalculations, which shall be made by the Company, shall be effected as follows. The recalculated number of Shares to which each Warrant confers a Subscription right shall correspond to the previous number of Shares to which the Warrant, in accordance with section 3, conferred the right to Subscribe immediately prior to the bonus issue, multiplied by the quotient derived from dividing the number of Shares after the bonus issue by the number of Shares prior to the bonus issue. The recalculated Subscription Price shall correspond to the Subscription Price immediately prior to the bonus issue, multiplied by the quotient derived from dividing the number of Shares before the bonus issue by the number of Shares after the bonus issue.

B. Sammanläggning eller uppdelning (split) / Reverse share split or share split

Vid sammanläggning eller uppdelning (split) av Bolagets befintliga Aktier har bestämmelserna i punkt A motsvarande tillämpning.

In the case of a reverse share split or share split of the Company’s existing Shares, the provisions in subsection A shall apply mutatis mutandis.

C. Nyemission eller emission av konvertibler eller teckningsoptioner / New issue or issue of convertible debentures or warrants

Vid nyemission av aktier eller emission av konvertibler eller teckningsoptioner med företrädesrätt för aktieägarna och mot kontant betalning eller mot betalning genom kvittning eller, såvitt gäller teckningsoptioner, utan betalning, eller om Bolaget enligt principerna om företrädesrätt i enligt 13 kap 1 §, 14 kap 1 § eller 15 kap 1 § aktiebolagslagen riktar annat erbjudande till sina aktieägare att av Bolaget förvärva värdepapper av något slag, ska omräkning ske, dels av Teckningskursen, dels av det antal Aktier vartill varje Optionsrätt berättigar. Omräkningen, som ska utföras av Bolaget, ska ha som utgångspunkt att värdet av Optionsrätterna lämnas oförändrat.

In the case of a new share issue or issue of convertible debentures or warrants with shareholders’ preemption rights and for cash payment or payment by set off or, in respect of Warrants, for no consideration, or where the Company, pursuant to the principles governing preemption rights set forth in Chapter 13, section 1, Chapter 14, section 1, or Chapter 15, section 1 of the Companies Act, directs another offer to its shareholders whereby the Company is to acquire securities of any type, recalculation shall be effected of both the Subscription Price and the number of Shares to which each Warrant confers a right to subscribe. The recalculation, which shall be effected by the Company, shall be based on the value of the Warrants remaining unchanged.

D. Minskning av aktiekapitalet eller utdelning i form av värdepapper / Reduction of the share capital or dividends in the form of securities

Vid minskning av aktiekapitalet med återbetalning till aktieägarna eller om Bolaget genomför en utdelning i form av värdepapper av något slag, ska antingen överenskommelse ha träffats med Innehavare beträffande vilken ändrad Teckningskurs som ska tillämpas eller ska vid Teckning som verkställs efter sådan åtgärd tillämpas en omräknad Teckningskurs motsvarande enligt § 3 gällande Teckningskurs minskat med det belopp per Aktie som återbetalats till aktieägarna eller värdet per Aktie av de utdelade värdepappren. Omräkningarna utförs av Bolaget.

In the case of a reduction of the share capital with repayment to the shareholders or where the Company pays a dividend in the form of securities of any type, either an agreement must have been reached with Holders regarding which modified Subscription Price shall be applied or, in conjunction with Subscription which takes place after such a measure, a recalculated Subscription Price shall apply, corresponding to the Subscription Price applicable pursuant to section 3, less the amount per Share which was repaid to the shareholders or the value per Share of the securities paid out as a dividend. The recalculations shall be effected by the Company.

E. Likvidation / Liquidation

Vid likvidation enligt 25 kap aktiebolagslagen får Teckning inte vidare verkställas. Det gäller oavsett likvidationsgrunden och oberoende av om beslutet att Bolaget ska träda i likvidation vunnit laga kraft eller inte. Senast två månader innan bolagsstämma tar ställning till fråga om Bolaget ska träda i likvidation, ska Innehavarna genom skriftligt meddelande underrättas om den avsedda likvidationen. I meddelandet ska intas en erinran om att anmälan om Teckning inte får ske, sedan bolagsstämman fattat beslut om likvidation. Om Bolaget lämnar meddelande om avsedd likvidation enligt ovan, ska Innehavare – oavsett vad som i § 3 sägs om tidigaste tidpunkt för Teckning – äga rätt att påkalla Teckning från den dag då meddelandet lämnats, förutsatt att Teckning kan verkställas senast på tionde kalenderdagen före den bolagsstämma vid vilken frågan om Bolagets likvidation ska behandlas.

In the event of liquidation pursuant to Chapter 25 of the Companies Act, no further Subscription may take place irrespective of the grounds for liquidation and independent of entry into force of the resolution to place the Company into liquidation. The Holders shall be informed of the prospective liquidation by written notice, not later than two months prior to the general meeting at which the issue of liquidation is to be addressed. The notice shall include a reminder that no applications for Subscription may be submitted once the general meeting has adopted a resolution to place the company into liquidation. Where the Company provides notice regarding a prospective liquidation pursuant to the aforesaid a holder shall be entitled – irrespective of the provisions of section 3 regarding the earliest date for Subscription – to apply for Subscription as from the date on which the notice was given, provided that Subscription can be executed not later than the tenth calendar day prior to the general meeting at which the issue of the Company’s liquidation is to be addressed.

F. Fusion / Merger

Skulle bolagsstämman godkänna fusionsplan, enligt 23 kap 15 § aktiebolagslagen, eller samtliga aktieägare i deltagande bolag underteckna fusionsplan i enlighet med fjärde stycket i nämnda paragraf, varigenom Bolaget ska uppgå i annat bolag, får anmälan om Teckning inte därefter ske. Senast två månader innan Bolaget tar slutlig ställning till fråga om fusion enligt ovan, ska Innehavarna genom skriftligt meddelande underrättas om den avsedda fusionen. I meddelandet ska en redogörelse lämnas för det huvudsakliga innehållet i den avsedda fusionsplanen samt ska Innehavarna erinras om att anmälan om Teckning inte får ske, sedan slutligt beslut fattats om fusion eller sedan fusionsplanen undertecknats av aktieägarna. Om Bolaget lämnar meddelande om avsedd fusion enligt ovan, ska Innehavare – oavsett vad som i § 3 sägs om tidigaste tidpunkt för Teckning – äga rätt att påkalla Teckning från den dag då meddelandet lämnats, förutsatt att Teckning kan verkställas senast på tionde kalenderdagen före den bolagsstämma vid vilken fusionsplanen ska godkännas respektive den dag då aktieägarna ska underteckna fusionsplanen.

In the event the general meeting approves a merger plan pursuant to Chapter 23, section 15 of the Companies Act, or where all shareholders in a participating company sign a merger plan in accordance with the fourth paragraph of that section, whereupon the Company shall be merged into another company, no application for Subscription may thereafter be submitted. The Holders shall be informed, by written notice, of the prospective merger not later than two months prior to the general meeting at which the issue of the merger is to be addressed. The notice shall contain a description of the primary content of the prospective merger plan as well as a reminder to the Holders that no application for Subscription may be submitted after a final resolution has been adopted to effect the merger or after the merger plan has been signed by the shareholders. Where the company provides notice regarding a prospective merger pursuant to the aforesaid, a Holder shall be entitled – irrespective of the provisions of section 3 regarding the earliest date for Subscription – to apply for Subscription as from the date on which the notice was given, provided that Subscription can be effected not later than the tenth calendar day prior to the general meeting at which the merger plan is to be approved or the date on which the shareholders are to sign the merger plan.

Upprättar bolagets styrelse fusionsplan enligt 23 kap 28 § aktiebolagslagen, varigenom Bolaget ska uppgå i annat bolag, ska följande gälla. Avser Bolagets styrelse att upprätta en fusionsplan enligt i föregående mening angivet lagrum, ska Bolaget, för det fall att sista dag för Teckning enligt § 3 infaller efter det att sådan avsikt föreligger, fastställa en ny sista dag för anmälan om Teckning (slutdagen), som ska infalla inom 60 dagar från det att sådan avsikt förelåg eller, om offentliggörande av sådan avsikt skett, från offentliggörandet. Efter det att slutdagen fastställts ska – oavsett vad som i § 3 sägs om tidigaste tidpunkt för Teckning – Innehavare äga rätt att påkalla Teckning fram till slutdagen. Bolaget ska senast fyra veckor före slutdagen genom skriftligt meddelande erinra Innehavarna om denna rätt samt att anmälan om Teckning inte får ske efter slutdagen.

Where, in accordance with Chapter 23, section 28 of the Companies Act, the Company’s board of directors drafts a merger plan under which the Company shall be merged into another Company, the following shall apply. Where the Company’s board of directors intends to draft a merger plan in accordance with the statutory provision stated in the previous sentence and where the final day for Subscription pursuant to section 3 falls after the such intent arises, the Company shall schedule a new date for applications for Subscription (final date) which occurs 60 days after the date on which such intent arose or, where publication of such intention has taken place, from the date of publication. Following the scheduling of the final date for Subscription, Holders shall be entitled – irrespective of the provisions of section 3 regarding the earliest date for Subscription – to apply for Subscription until the final date. Not later than four weeks prior to the final date, the Company shall notify the Holders of such right and that no application for Subscription may be submitted after the final date.

G. Tvångsinlösen / Buy-out of minority shareholders

Blir Bolagets Aktier föremål för tvångsinlösen enligt 22 kap aktiebolagslagen ska följande gälla. Mottar Bolagets styrelse begäran om tvångsinlösen av Aktier i Bolaget, ska Bolaget, för det fall att sista dag för Teckning enligt § 3 infaller efter sådan begäran, fastställa en ny sista dag för anmälan om Teckning (slutdagen), som ska infalla inom 60 dagar från begäran om tvångsinlösen. Efter det att slutdagen fastställts ska – oavsett vad som i § 3 sägs om tidigaste tidpunkt för Teckning – Innehavare äga rätt att påkalla Teckning fram till slutdagen. Bolaget ska senast fyra veckor före slutdagen genom skriftligt meddelande erinra Innehavarna om denna rätt samt att anmälan om Teckning inte får ske efter slutdagen.

Where the Company’s shares become subject to compulsory purchase pursuant to Chapter 22 of the Companies Act, the following shall apply. In the event the Company’s board of directors receives a request for compulsory purchase of Shares in the Company and the final day for Subscription pursuant to section 3 falls after such request is made, the Company shall schedule a new final day for submitting an application for Subscription (final date) which is within 60 days after the date of the request for compulsory purchase. Following the scheduling of the final date for Subscription, Holders shall be entitled – irrespective of the provisions of section 3 regarding the earliest date for Subscription – to apply for Subscription until the final date. Not later than four weeks prior to the final date, the Company shall notify the Holders of such right and that no application for Subscription may be submitted after the final date.

H. Delning / Demerger

Om bolagsstämman skulle godkänna en delningsplan enligt 24 kap 17 § aktiebolagslagen, eller samtliga aktieägare i deltagande bolag underteckna delningsplan i enlighet med fjärde stycket i nämnda paragraf, varigenom Bolaget ska delas genom att en del av, eller samtliga Bolagets tillgångar och skulder övertas av ett eller flera andra bolag, får anmälan om Teckning inte därefter ske. Senast två månader innan Bolaget tar slutlig ställning till fråga om delning enligt ovan, ska Innehavarna genom skriftligt meddelande underrättas om den avsedda delningen. I meddelandet ska en redogörelse lämnas för det huvudsakliga innehållet i den avsedda delningsplanen samt ska Innehavarna erinras om att anmälan om Teckning inte får ske, sedan slutligt beslut fattas om delning eller sedan delningsplanen undertecknats av aktieägarna. Om Bolaget lämnar meddelande om avsedd delning enligt ovan, ska Innehavare – oavsett vad som i § 3 sägs om tidigaste tidpunkt för Teckning – äga rätt att påkalla Teckning från den dag då meddelandet lämnats, förutsatt att Teckning kan verkställas senast på tionde kalenderdagen före den bolagsstämma vid vilken delningsplanen ska godkännas respektive den dag då aktieägarna ska underteckna delningsplanen.

Where, in accordance with Chapter 24, section 17 of the Companies Act, the general meeting approves a demerger plan or where, in accordance with the fourth paragraph of that section, all shareholders in a participating company sign a demerger plan, under which the Company shall be split up and part, or all, of the Company’s assets and liabilities will be transferred to one or more other companies, no application for Subscription may be made thereafter. Not later than two months before the Company takes a final position on the issue of demerger pursuant to the above-stated, the holders shall be notified, in writing, of the prospective demerger. The notice shall include a description of the primary content of the intended demerger plan and the Holders shall be reminded that no application for Subscription may be submitted after final decision is taken regarding the demerger or after the demerger plan is signed by the shareholders. Where the Company provides notice regarding a prospective demerger pursuant to the above-stated, a Holder shall be entitled – irrespective of the provisions of section 3 regarding the earliest date for Subscription, to apply for Subscription as from the date on which the notice was given, provided that Subscription can be effected not later than the tenth calendar day prior to the general meeting at which the demerger plan is to be approved or the date on which the shareholders are to sign the demerger plan.

I. Upphörd eller förfallen likvidation, fusion eller delning / Cease or lapse of liquidation, merger or demerger

Oavsett vad ovan sagts om att Teckning inte får ske efter beslut om likvidation, godkännande eller undertecknande av fusionsplan, påkallande av tvångsinlösen eller godkännande eller undertecknande av delningsplan, ska rätten att teckna åter inträda för det fall att likvidationen upphör respektive fusionsplanen, tvångsinlösen eller delningsplan inte genomförs.

Notwithstanding the provisions above that Subscription may not be effected following a resolution regarding liquidation or approval of a merger plan or demerger plan, the right to Subscription shall be reinstated in the event the liquidation ceases or the issue of a merger or demerger lapses.

J. Konkurs eller företagsrekonstruktion / Bankruptcy or company reorganisation

Vid Bolagets konkurs får Teckning med utnyttjande av Optionsrätt inte ske. Om konkursbeslutet hävs av högre rätt, återinträder rätten till Teckning.

In the event of the Company’s bankruptcy, Subscription may not take place through exercise of Warrants. Where the bankruptcy order is set aside by a higher court, the entitlement to Subscribe shall be reinstated.

Vid företagsrekonstruktion får Teckning med utnyttjande av Optionsrätt ske. Vid behov får Bolaget inhämta samtycke från rekonstruktören innan Teckningen genomförs.

Where a decision is taken that the Company shall be the subject of a company reorganisation order, Subscription may take place through exercise of Warrants. If required, the Company may obtain a written consent by the administrator prior to the Subscription.

§ 9 Meddelanden / Notices

Meddelanden rörande Optionsrätterna ska skriftligen genom brev eller e-post tillställas varje Innehavare under adress som är känd för Bolaget.

Notices relating to the Warrants must be provided in writing via mail or email to each Holder to an address which is known to the Company.

§ 10 Ändring av villkor / Amendments to the terms and conditions

Bolagets styrelse har rätt att för Innehavarnas räkning besluta om ändring av dessa villkor i den mån lagstiftning, domstolsavgörande, Euroclears eller myndighets beslut gör det nödvändigt att ändra villkoren eller om det i övrigt – enligt styrelsens bedömning – av praktiska skäl är ändamålsenligt eller nödvändigt att ändra villkoren och Innehavarnas rättigheter inte i något hänseende försämras.

The Company’s board of directors shall be entitled, on behalf of the Holders, to amend these terms and conditions to the extent that any legislation, court decision, Euroclear’s or public authority decision renders necessary such amendment or where, in the board’s opinion, for practical reasons it is otherwise appropriate or necessary to amend the terms and conditions, and the rights of the Holders are thereupon not prejudiced in any respect.

§ 11 Tillämplig lag / Governing law

Svensk lag gäller för dessa Optionsrätter och därmed sammanhängande rättsfrågor. Talan i anledning av dessa villkor ska väckas vid den tingsrätt där Bolagets styrelse har sitt säte eller vid sådant annat forum vars behörighet skriftligen accepteras av Bolaget.

These Warrants and legal issues relating thereto shall be governed by Swedish law. Proceedings arising from this agreement shall be brought in the district court where the registered office of the Company is situated or any other forum whose authority is accepted in writing by the Company.